Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

October 7, 2016

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, California 94304

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) of Tesla Motors, Inc. (“Tesla”), a Delaware corporation, including the joint proxy statement/prospectus forming a part thereof, relating to the proposed business combination of Tesla and SolarCity Corporation (“SolarCity”), a Delaware corporation. Capitalized terms not defined herein have the meanings assigned to such terms in the Registration Statement.

We hereby confirm that, subject to the assumptions, limitations and qualifications set forth herein and therein, the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” sets forth our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders of SolarCity Common Stock (the “Opinion”).

In providing the Opinion, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting the Opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct, and (iii) the statements and representations made by Tesla and SolarCity in their respective officer’s certificates delivered to us for purposes of the Opinion are true, complete and correct as of the date hereof and will remain true, complete and correct. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, the Opinion may be adversely affected.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

Wachtell, Lipton, Rosen & Katz